UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TRISALUS LIFE SCIENCES, INC.
(Name of Registrant as Specified in Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6272 W. 91ST Ave
Westminster, CO 80031
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2026
Dear Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TriSalus Life Sciences, Inc., a Delaware Corporation (the “Company”). The meeting will be held on Thursday, May 14, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting https://www.virtualshareholdermeeting.com/TLSI2026. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at investor.relations@trislauslifesci.com.
The meeting will be held for the following purposes:
1.To elect to the Board of Directors (the "Board") two nominees for directors named as nominees in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation, or removal.
2.To ratify the appointment by the Audit Committee of the Board of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.To consider and vote upon, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation (Say-on-Frequency).
4.To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers (Say-on-Pay).
5.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying these proxy materials.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 30, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on March 20, 2026, the record date for the 2026 Annual Meeting (the “Record Date”), and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

The Annual Meeting will be held virtually through a live audio webcast. Stockholders of record at the close of business on March 20, 2026, and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live audio webcast by visiting https://www.virtualshareholdermeeting.com/TLSI2026 and entering the control number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 9:45 a.m. Eastern Time, on Thursday, May 14, 2026.
Only stockholders of record at the close of business on March 20, 2026, and their proxy holders may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

/s/ Mats Wahlström
Mats Wahlström
Chairman of the Board
Westminster, CO
March 30, 2026

TRISALUS LIFE SCIENCES, INC.
6272 W. 91ST Ave
Westminster, CO 80031
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2026
MEETING AGENDA

Proposals	Voting Standard	Board Recommendation

1.Election of directors named in this Proxy Statement	Plurality of the votes cast	FOR each nominee
2.Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority of the votes cast	FOR
3.Approval, on an advisory basis, of the frequency of an advisory vote on named executive officer compensation (Say-on-Frequency)
The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by shareholders
FOR the frequency of "3 YEARS"
4.Approval, on an advisory basis, of the compensation of our named executive officers (Say-on-Pay)	A majority of the votes entitled to vote thereon and present at the Annual Meeting	FOR

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of TriSalus Life Sciences, Inc. (sometimes referred to as the “Company” or “TriSalus”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and return the enclosed proxy card or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials to all stockholders of record entitled to vote at the annual meeting on or about March 30, 2026.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form to log in to https://www.virtualshareholdermeeting.com/TLSI2026. If you are a stockholder of record, you will be asked to provide the control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow a reasonable time for the check-in procedures.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 20, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit https://www.virtualshareholdermeeting.com/TLSI2026 and enter the Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit https://www.virtualshareholdermeeting.com/TLSI2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the Annual Meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

How do we ask questions from the management and the Board for the Annual Meeting?
Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting up to 15 minutes before and during the Annual Meeting through https://www.virtualshareholdermeeting.com/TLSI2026. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through https://www.virtualshareholdermeeting.com/TLSI2026.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 20, 2026, will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on March 20, 2026, your shares were registered directly in your name at TriSalus’s transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 20, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a Control Number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are four matters scheduled for a vote:
•To elect the Board’s two nominees for directors named as nominees in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation, or removal (Proposal 1).
•To ratify the appointment by the Audit Committee of the Board of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).
•To consider and vote upon, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation (Proposal 3).
•To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers (Proposal 4).

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote for all proxies in accordance with their best judgment. The proxy card provides the discretionary authority for them to do so.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double-counted.

By Internet	By Mail	During the Meeting

You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your proxy card)	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit https://www.virtualshareholdermeeting.com/TLSI2026 (you will need the control number printed on your proxy registration confirmation email)
Internet voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Eastern Standard Time on May 13, 2026.
If you are a stockholder of record and do not vote by completing your proxy card, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, "For" the frequency of three years with which the Company should conduct future stockholder advisory votes on named executive officer compensation and "For" the compensation of the Company's named executive officers. . If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instructions form with these proxy materials from that organization rather than from TriSalus. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a Control Number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank, or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each share of common stock you owned as of March 20, 2026, is entitled to one vote.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, "For" the frequency of three years with which the Company should conduct future stockholder advisory votes on named executive officer compensation and "For" the compensation of the Company's named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine,” meaning that your broker may not vote your shares on neither Proposal 1, 3 or 4 in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to virtually attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
TriSalus will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy through the internet.
•You may send a timely written notice that you are revoking your proxy to TriSalus’s contact at the Company's principal executive offices at 6272 W. 91st Ave., Westminster, CO 80031. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may virtually attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Nominees receiving the most "For" votes from the shares present virtually or represented by proxy and entitled to vote on the matter; "Withhold" votes will have no effect.	FOR or WITHHOLD	Not Applicable	No Effect	FOR EACH
2	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	"For" votes from a majority of shares present virtually or represented by proxy and entitled to vote affirmatively or negatively	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable	FOR
3	To consider and vote upon, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation	The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders.	FOR "1 YEAR," "2 YEARS,""3 YEARS" or ABSTAIN	No Effect	Not Applicable	FOR "3 YEARS"
4	To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers	"For" votes from a majority of shares present virtually or represented by proxy and entitled to vote affirmatively or negatively	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable	FOR
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present virtually or represented by proxy. On March 20, 2026, the aggregate voting power of the outstanding shares entitled to vote at the Annual Meeting was 61,414,355 votes, which consists of 61,414,355 shares of common stock with one vote per share.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
How can I find out the voting results at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at https://www.virtualshareholdermeeting.com/TLSI2026.

PROPOSAL 1:
ELECTION OF DIRECTORS
Under our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the "Bylaws"), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class III director has a term that expires at this Annual Meeting, each Class I director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class II director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.
The board currently has seven members. There are two directors in the class whose term of office expires at this Annual Meeting, two of whom are standing for re-election at the Annual Meeting: Mary Szela and Gary Gordon. The two nominees for Class III director were nominated for re-election to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for the three-year term until our 2029 annual meeting of stockholders, or until their earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
Nominees for Election to the Board of Directors
Our Board of Directors
The biographies of each of our nominees for election to the Board as Class III directors, and all other directors, are set forth below, including the offices held, other business directorships, and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe our Board possesses the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
All of the Company’s incumbent directors have been elected by our stockholders, other than Michael P. Stansky, who was appointed by our Board on February 4, 2026. Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved Mr. Stansky as director in recognition of his extensive experience in the healthcare industry and investment management knowledge.

Director Biographies
Class III Directors Nominees for Election at the Annual Meeting

	Director Since: 2018 Age: 62	Committee Memberships: None

Ms. Szela has served as Chief Executive Officer ("CEO"), President and a member of our Board since January 2018. Prior to joining TriSalus, Ms. Szela was CEO of Novelion Therapeutics, a biopharmaceutical company, from January 2016 through November 2017 where she led the company through regulatory compliance and legal difficulties to a successful merger and expansion. Prior to that, Ms. Szela served as CEO of Melinta Therapeutics, a biopharmaceutical company, from August 2013 through August 2015. From 1987 to 2012, Ms. Szela held progressive leadership roles with Abbott Laboratories, a multinational medical devices and health care company, including Vice President, U.S. Commercial Operations, President of U.S. Pharmaceuticals, and culminating as Senior Vice President of Global Strategic Market and Services. In addition to her executive experience, Ms. Szela currently sits on the board of directors of Kura Oncology, AbSci, and Averin Capital, all public companies. She also previously sat on the boards of directors of Sail Biomedicines from 2020 until 2025, Omega Therapeutics from 2019 until 2025, Prometheus Biosciences from 2021 until 2023, Alimera Sciences from 2018 until 2021, Coherus Biosciences from 2014 until 2021, Macrolide Pharmaceuticals from 2018 until 2019, Novo Nordisk from 2014 until 2017, and Receptos from 2013 until 2015. Ms. Szela received both her B.S. in Nursing and her MBA from the University of Illinois at Chicago.
We believe Ms. Szela is qualified to serve on the Board based on her substantial business, leadership and management experience in the biotechnology sector.

MARY SZELA Chief Executive Officer, President and Director

	Director Since: 2025 Age: 73	Committee Memberships: Compensation Committee Science and Technology Committee
Dr. Gordon has been a member of our Board since January 2025. Dr. Gordon is an accomplished pharmaceutical executive and strategic business leader, who most recently served as Chief Medical Officer at Ayala Pharmaceuticals Inc., a biopharmaceutical company, from August 2019 to January 2023. Prior to Ayala, Dr. Gordon served as Vice President of Oncology Development at AbbVie Inc., a biopharmaceutical company, from January 2013 to April 2018. Prior to his time at AbbVie, Dr. Gordon served as Divisional Vice President of Global Oncology Development at Abbott Laboratories, a medical device company, from April 2003 to December 2012. Prior to his time at Abbott, Dr. Gordon served as Chief Scientific Officer and Vice President of Clinical Affairs at Ovation Pharmaceuticals Inc., a biopharmaceutical company, from May 2001 to April 2003. Dr. Gordon currently sits on the Board of Directors of PhotonPharma Inc., an immune-oncology company. Dr. Gordon also sits on the Boards of Directors for Flindr, Enzyme by Design, and UP Oncolytics. Dr. Gordon received a B.S. in Biochemistry from the State University of New York at Stony Brook and a Ph.D. in Pharmacology and an M.D. from Johns Hopkins University School of Medicine.
We believe Dr. Gordon is qualified to serve on the Board based on his extensive experience in the pharmaceutical industry.

GARY GORDON Director

Class I Directors Continuing in Office Until the 2027 Annual Meeting

KERRY HICKS Director	Director Since: 2021 Age: 66	Committee Memberships: Audit Committee Nominating and Corporate Governance Committee Chair

Mr. Hicks has been a member of our Board since April 2021. Mr. Hicks serves as Executive Chairman of Circuit Clinical Solutions, Inc., an integrated research organization, and Co-Chairman and Partner of HW Investment Partners, LLC, a venture capital firm that focuses on investing in healthcare companies, both positions which he has held since 2016. He also currently serves on the board of directors of Caduceus Medical Holdings, Inc. and PhysicianX. He previously served as Partner, Chief Executive Officer, and President of KMG Capital Partners LLC, a boutique healthcare venture capital company, from 2012 to 2025. Prior to joining KMG Capital Partners, Mr. Hicks served as Chief Executive Officer of Healthgrades, a healthcare information and services company, from 2000 to 2012, Chairman of Healthgrades from 2000 to 2010 and 2012 to 2013, and as President, Chief Executive Officer and Chairman of Specialty Care Network, a predecessor company to Healthgrades, from 1995 to 2000. Mr. Hicks received his B.S. degree in Management and his MBA in Business Administration from Colorado State University.
We believe Mr. Hicks is qualified to serve on the Board based on his extensive experience in the healthcare industry and knowledge regarding TriSalus and its products and operations.

WILLIAM "BILL" VALLE Director	Director Since: 2025 Age: 65	Committee Memberships: Audit Committee Compensation Committee Chair Science and Technology Committee

Mr. Valle has been a member of our Board since January 2025. Mr. Valle serves as Executive Chairman and a member of the Board of FC Compassus, LLC, a home care company, since May 2024. Mr. Valle also currently serves on the board of directors of American Oncology Network. Prior to his time at FC Compassus, LLC, Mr. Valle served as Chief Executive Officer at Fresenius Medical Care AG, Care Delivery, a global provider of products and services for patients with renal disease, from January 17, 2017 to December 2023, and served in roles of increasing responsibility at Fresenius beginning in April 2009.
We believe that Mr. Valle is qualified to serve on our Board based on his extensive experience in the healthcare industry.

MICHAEL P. STANSKY Director	Director Since: 2026 Age: 67	Committee Memberships: Audit Committee Compensation Committee Science and Technology Committee (Chair)

Mr. Stansky has been a member of our Board since February 2026. Mr. Stansky brings 40 years of investment management and healthcare experience, advising and serving on the boards of numerous public and private healthcare companies. Most recently, Mr. Stansky served as a Managing Director at Tudor Investment Corporation, a global investment management firm, where he helped form the firm’s equity investment group and was responsible for long/short equity, crossover, and venture investments. Prior to Tudor, Mr. Stansky was an analyst and portfolio manager at Wellington Management Company. He currently serves on the boards of Insightec and Momentis Surgical. He previously served on the boards of MAKO Surgical Corp., OrthoSensor, and TransMedics, Inc. Mr. Stansky has Certified Public Accountant and Chartered Financial Analyst designations. Mr. Stansky holds a B.A. in Accounting from the University of Massachusetts and a MBA from Harvard Business School.
We believe that Mr. Stansky is qualified to serve on our Board based on his deep experience in capital markets, governance and value creation.

Class II Directors Continuing in Office Until the 2028 Annual Meeting

MATS WAHLSTRÖM Chairman of the Board	Director Since: 2017 Age: 71	Committee Memberships: Nominating and Corporate Governance Committee Compensation Committee

Mr. Wahlström has served as Chairman of the Board since January 2017. Mats has also served as the Co-Chairman of HW Investment Partners, LLC since July 2016, Chief Executive Officer and Executive Chairman of Leonard Capital, LLC since July 2010, and as Partner and Executive Chairman of KMG Capital Partners, LLC from April 2012 until May 2023, all companies focused on investments in the healthcare industry.
In addition, Mr. Wahlström has served as the Chairman of the board of directors of Triomed AB since October 2016, as the lead independent director of Coherus Oncology, Inc., a public biotech company, since January 2012, and as Chairman of Caduceus Medical Holdings, Inc. since August 2010. Mr. Wahlström has served on the boards of directors of Alteco Medical AB from October 2012 until July 2025, and Circuit Clinical Solutions, Inc. since July 2016. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the Management Board at Fresenius Medical Care AG & Co. KGaA. From November 2002 to December 2009, Mr. Wahlström served as President and Chief Executive Officer of Fresenius Medical Services. Prior to that, Mr. Wahlström held various positions at Gambro AB from January 1983 to February 2000, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from the University of Lund, Sweden.

We believe Mr. Wahlström is qualified to serve on the Board based on his extensive management and director experience in the life sciences and healthcare sectors.

DAVID J. MATLIN Director	Director Since: 2023 Age: 64	Committee Memberships: Audit Committee Chair Nominating and Corporate Governance Committee

Mr. Matlin has been a member of our Board since August 2023. Mr. Matlin previously served as the Chief Financial Officer of MedTech Acquisition Corp. (“MTAC”), where he was also a director since September 2020. Mr. Matlin was also the co-founder and Chief Executive Officer of MatlinPatterson Global Advisers LLC (“MatlinPatterson”), a distressed securities investment manager, which he co-founded in July 2002, through 2021. Mr. Matlin was also Chief Executive Officer of MatlinPatterson Asset Management L.P. and its operating joint venture affiliates that managed non-distressed credit strategies, from 2015 to 2018. In 2017, MatlinPatterson began winding down its investment activities and its various funds began to return the investment proceeds to their respective investors. In conjunction with this wind-down process and to protect their investors from foreign litigation, two of the MatlinPatterson funds (Matlin Global Opportunities Partners II L.P. and Matlin Global Opportunities Partners (Cayman) II L.P.) that had been unable to settle foreign litigation, filed, along with MatlinPatterson, voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in July 2021.
Prior to forming MatlinPatterson, Mr. Matlin was a Managing Director at Credit Suisse, and headed their Global Distressed Securities Group upon its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., an investment advisory firm, from 1988 to 1994. Mr. Matlin has served on the board of directors of Clene, Inc. (Nasdaq: CLNN), a biopharmaceutical manufacturer, since December 2020, and has served as the Chairman of its Board of Directors since May 2021. Until its November 2022 sale, Mr. Matlin also served on the board of directors of US Well Services Inc. (Nasdaq: USWS) (formerly Matlin & Partners Acquisition Corporation) and was Chief Executive Officer and Chairman of the company prior to its business combination with US Well Services LLC. Previously, he served on the board of directors of Flagstar Bank FSB, a federally charted savings bank, and Flagstar Bancorp, Inc. (NYSE: FBC), a savings and loan holding company from 2009 to May 2021. Mr. Matlin holds a JD degree from the Law School of the University of California at Los Angeles and a BS in Economics from the Wharton School of the University of Pennsylvania.
We believe Mr. Matlin is qualified to serve on the Board based on his significant public company board experience.

The Board of Directors and Certain Governance Matters
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.
In assessing potential candidates, our Board and our Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field, has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.
Nominations by Stockholders
Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which our Nominating and Corporate Governance Committee evaluates any other director candidate.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s Bylaws and rules of the Securities and Exchange Commission (“SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company at 6272 W. 91st Avenue, Westminster, CO 80031. Such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws.
Board Diversity
While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to backgrounds and experiences. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mats Wahlström, David J. Matlin, Kerry Hicks, William Valle, Gary Gordon and Michael P. Stansky are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that David J. Matlin, Kerry Hicks, Michael P. Stansky and William Valle are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and Audit Committee members in particular, and that Michael P. Stansky, Gary Gordon, Mats Wahlström and William Valle are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and Compensation Committee members in particular. In making these determinations, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
Our Board is led by Mats Wahlström, an independent, non-executive Chair. Our Board believes that it is in the best interests of the Company and its stockholders for Mr. Wahlström to continue to serve as Chair of the Board. Mr. Wahlström possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Wahlström’s responsibility is to ensure that our Board functions properly and to work with our President and CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Wahlström provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board’s Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board
•Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk
•Integrity, ethics, and compliance with its Business Code of Ethics and Conduct
•General strategic and commercial risks
•M&A transactions, including execution and integration, and the M&A competitive landscape
•Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
•Oversee and coordinate with the Company’s internal and external auditors
•Accounting, controls and financial disclosure
•Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts
•Tax and liquidity management

Compensation Committee	•Compensation structure and programs •CEO succession planning •DE&I initiatives •Recruitment and retention of talent •Workplace culture •Workplace health, safety and well-being
Nominating and Corporate Governance Committee	•Governance structures and processes •Board organization, independence and structure •Board succession and effectiveness •Oversee the Company's environmental, social, and governance ("ESG")
Science and Technology Committee
•Monitoring science and technology trends
•Oversee research and development strategy and investments
•Assess quality and expertise of medical and scientific talent
•Intellectual property protection and development strategies

Board and Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met seven times. The Audit Committee held eight meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held one meeting, the Science and Technology Committee held two meetings, and the Finance Strategy Committee held three meetings. The Finance Strategy Committee was dissolved in 2025. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.
Board Committees
Our Board has established four standing committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee—each of which operates under a charter that has been approved by our Board.

AUDIT COMMITTEE

Primary Responsibilities	Committee Members

The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
•reviewing the Company’s financial reporting processes and disclosure controls;
•reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, and reviewing and approving the Company’s head of internal audit (if established);
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;
•obtaining and reviewing at least annually (if required by applicable stock exchange listing requirements) or as otherwise determined, a report by the Company’s independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;
•monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;
•at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;
•reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and discussing the statements and reports with the Company’s independent auditors and management;
•reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls and critical accounting policies;
•reviewing with management and the Company’s independent auditors any earnings announcements, disclosures and other financial information and guidance;
Current composition: David J. Matlin, (Chair) Michael P. Stansky Kerry Hicks William Valle Composition following the Annual Meeting: David J. Matlin, (Chair) Michael P. Stansky Kerry Hicks William Valle

•establishing procedures for the review, retention and investigation of complaints received by the Company regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in the Company’s annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of business conduct and ethics;
•reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that the Company has in place to monitor and control such exposures;

•reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principals ("GAAP") methods on the financial statements;

•reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to the Company’s financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;
•considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies;
•reviewing with management legal and regulatory compliance and any material current, pending or threatened legal matters; and
•reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.
Financial Expertise and Independence
The Board has determined that each of the members of the Audit Committee satisfy the independence requirements of Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable Audit Committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Mr. Matlin serves as the chair of the Audit Committee. The Board has determined that Mr. Matlin qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules.

In making this determination, the Board considered Mr. Matlin’s formal education and previous experience in financial roles. Both the Company’s independent registered public accounting firm and management periodically meet privately with the Company’s audit committee.

COMPENSATION COMMITTEE

Primary Responsibilities	Committee Members

The functions of the committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the Company’s overall compensation strategy and policies;
•reviewing and approving annually the compensation and other terms of employment of the Company’s executive officers and other members of senior management, in the Compensation Committee’s discretion;
•reviewing and approving the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;
•administering the Company’s equity incentive plans and other benefit plans;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with the Company’s executive officers and other members of senior management, in the Compensation Committee’s discretion;
•reviewing and establishing appropriate insurance coverage for the Company’s directors and officers;
•reviewing and discussing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement;
•reviewing the Company’s practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
•establishing and monitoring stock ownership guidelines for directors and executive officers of the Company, if and as determined to be necessary or appropriate;
•providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of stockholders;
•reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the Compensation Committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;
•annually reviewing and discussing with management the Company’s human capital management practices with respect to its employees and, where applicable, independent contractors;
•approving and modifying, as needed, clawback policies allowing the Company to recoup improper compensation paid to employees; and
.
Current composition: William Valle (Chair) Gary Gordon Mats Wahlström Michael P. Stansky Composition following the Annual Meeting: William Valle (Chair) Gary Gordon Mats Wahlström

•reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Board
Independence
All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Committee Members

The functions of this committee include, among other things:
•determining the qualifications, qualities, skills and other expertise required to be a director of the Company, and developing and recommending to the Board for approval criteria to be considered in selecting nominees for director;
•identifying, reviewing and making recommendations of candidates to serve on the Board, including incumbent directors for reelection;
•evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;
•periodically reviewing and making recommendations to the Board regarding the Company’s process for stockholder communications with the Board, and making such recommendations to the Board with respect thereto;
•evaluating nominations by stockholders of candidates for election to the Board;
•evaluating the structure and organization of the Board and its committees and making recommendations to the Board for approvals;
•considering possible conflicts of interest of officers and directors as set forth in the Company’s code of business conduct and ethics;
•considering possible conflicts of interest of officers and directors as set forth in the Company’s code of business conduct and ethics;
•reviewing and considering environmental, social responsibility and sustainability and governance matters as it determines appropriate and making recommendations to the Board regarding, or taking action with respect to, such matters;
•periodically reviewing the Company’s corporate governance guidelines and code of business conduct and ethics and recommending to the Board any changes to such policies and principles;
•developing and periodically reviewing with the Company’s Chief Executive Officer the plans for succession for the Company’s Chief Executive Officer and other executive officers, as it sees fit, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;
Current composition: Kerry Hicks (Chair) Mats Wahlström David J. Matlin Composition following the Annual Meeting: Kerry Hicks (Chair) Mats Wahlström David J. Matlin

•considering the Board’s leadership structure, including the separation of the roles of chairperson of the Board and the Chief Executive Officer and/or the appointment of a lead independent director;
•periodically reviewing the processes and procedures used by the Company to provide information to the Board and its committees and the scope of such information and making recommendations to the Board and management for improvement as appropriate; and
•reviewing periodically the Nominating and Corporate Governance Committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.
Independence
All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

SCIENCE AND TECHNOLOGY COMMITTEE

Primary Responsibilities	Committee Members

The functions of the committee include, among other things:
•reviewing, evaluating and advising the Board and management on matters relating to the overall strategy, direction, and effectiveness of the Company’s research and development strategy and related investments and on the Company’s progress in achieving its long-term strategic research and development goals and objectives;
•reviewing the Company’s planned or ongoing research activities and plans;
•evaluating and monitoring, on its own or in conjunction with external experts engaged by the committee, plans as well as individual project progress and performance of the Company’s research and development pipeline;
•evaluating and advising the Board and management on the opportunities and risks associated with the products, programs and technologies in which the Company is, or is considering, investing its research and development efforts;
•providing the Board with strategic advice on emerging regulatory, clinical and scientific issues that are relevant to the Company and in alignment with the Company’s strategy and on areas that are important to the success of the Company’s R&D activities;
•assess and advise the Board, from time to time, on the committee’s view of the overall quality and expertise of medical and scientific talent in the Company’s R&D organization; and
•assisting the Board in understanding the Company’s intellectual property position in connection with the foregoing and otherwise.

Current composition: Michael P. Stansky (Chair) Gary Gordon William Valle Composition following the Annual Meeting: Gary Gordon (Chair) Michael P. Stansky William Valle

Committee Charters and Corporate Governance Guidelines
Complete copies of our Corporate Governance Guidelines and Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee charters are posted on the “Governance” section under Investors of our website located at https://investors.trisaluslifesci.com/governance/governance-overview.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Family Relationships
There are no family relationships among any of the Company’s directors and executive officers.
Board’s Oversight of Strategy
Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our VP of Operations, who performs the function of Chief Information Security Officer on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.
Communications with the Board
Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, Nominating and Corporate Governance, or Science and Technology Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at the company's principal executive offices at 6272 W. 91st Ave., Westminster, CO 80031.
Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer and other senior officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on several topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Governance” section under Investors of our website located at https://investors.trisaluslifesci.com/governance/governance-overview. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Insider Trading Policy; Hedging Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by employees, directors, officers and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, to the extent the Company engages in market repurchase transactions of its securities, it intends to comply with applicable laws and regulations relating to insider trading.
Under our Insider Trading Policy, our employees, directors, officers and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls or other derivative instruments related to our stock. Additionally, directors, executive officers, employees, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account or pledge our stock as collateral for a loan.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
The Audit Committee of our Board of Directors is directly responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. Grant Thornton, LLP (Public Company Accounting Oversight Board ID No. 248) was our independent registered public accounting firm for the years ended 2025 and 2024.
The following table displays the aggregate estimated or actual fees for professional services in 2025 and 2024 provided by Grant Thornton LLP (in thousands).

	For the Year Ended, December 31
	2025	2024
Description of fees:
Audit Fees (1)	$1,030	$1,590
Audit-Related Fees	—	—
Tax Fees	—	—
All other fees	—	—
Total Fees	$1,030	$1,590

(1) "Audit Fees" consist of fees billed for professional services for the audit and quarterly review of our financial statements and audit services provided in connection with regulatory filings.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Audit Committee Report
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm's independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the consolidated audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 5, 2026.
THE AUDIT COMMITTEE
David J. Matlin, (Chair)
Michael P. Stansky
Kerry Hicks
William Valle
PROPOSAL 3:
APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-FREQUENCY)
In addition to providing shareholders with a non-binding advisory vote on the compensation program for our named executive officers (see Proposal 4), and in accordance with the rules of the SEC, we are also providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our stockholders may cast a non-binding advisory vote on whether they would prefer to have a vote on the compensation program for our named executive officers every year, every two years, or every three years.
After careful consideration, our Board has determined that a say-on-pay vote on executive compensation once every three years is the best approach for the Company, and therefore our Board recommends that you vote for a three-year interval between the say-on-pay votes.
Our Board recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every three years will provide our stockholders with adequate input. Our Board believes that a three-year vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the three year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation.
As an advisory vote, this proposal is not binding. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Board and our compensation committee value the opinions of our shareholders and we will take our stockholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.
Vote Required
The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders.

Recommendation of our Board
Our Board unanimously recommends a vote for “THREE YEARS” on this Proposal 3.
PROPOSAL 4:
APPROVAL, ON AN ADVISORY BASIS, OF THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)
In accordance with the rules of the SEC, we are providing stockholders with a non-binding advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the 2026 Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers. Our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. Our compensation committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives. As such, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer’s compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officer and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our shareholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded to the Company’s named executive officer, as disclosed in TriSalus Life Sciences, Inc.’s proxy statement for the 2026 Annual Meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables, and related narrative disclosures that accompany the executive compensation tables included in this proxy statement.”
As an advisory vote, this proposal is not binding. However, our Board and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position(s)
Executive Officers
Mary Szela	62	Chief Executive Officer, President and Director
David Patience	40	Chief Financial Officer
Bryan Cox	64	Chief of Research
Jennifer Stevens	65	Chief Regulatory, Quality and Therapeutics Officer
Richard Marshak	67	Chief Commercial Officer
Jodi Devlin	64	Chief of Clinical Operations
_______________
Executive Officers
Mary Szela Biographical information regarding Ms. Szela is set forth under “Proposal 1: Election of Directors.”

David Patience David Patience is our Chief Financial Officer and has served in this role since July 2025. Mr. Patience has nearly 20 years of experience as a financial executive across healthcare and financial services. Prior to TriSalus, Mr. Patience served as Chief Financial Officer of Accelerate Diagnostics since December 2022. Previously, Mr. Patience held positions with Morgan Stanley’s Investment Banking Division, Continental Advisors equity group, and various financial research roles at Nuveen Investments. Mr. Patience received his Bachelor of Science in Business Administration from the University of Colorado and an MBA from the University of Chicago.

Bryan Cox, Ph.D. Dr. Bryan Cox is our Chief of Research and has served in this role since June 2020. Previously, Dr. Cox served as the Chief Executive Officer of Nephraegis Therapeutics, a biotechnology company, since November 2018. Prior to joining TriSalus, Dr. Cox was the Principal for CoPharm Global Consulting, providing guidance for biotechnology companies from May 2013 to June 2020. Prior to that, Dr. Cox served as the Director of Integrative Pharmacology for Abbott Laboratories, a multinational pharmaceutical, medical device and health care company, from 1996 to 2013. Dr. Cox has served on the board of directors for Nephraegis Therapeutics since November 2018. Dr. Cox received his B.S. in Biological Sciences from North Carolina State and his Ph.D. in Pharmacology from the University of Iowa.

Jennifer Stevens. Jennifer Stevens is our Chief Regulatory, Quality and Therapeutic Officer and has served in this role since December 2025. From March 2022 to November 2025, Ms. Stevens served as Chief Regulatory Officer. Ms. Stevens also served as our Senior Vice President of Regulatory Affairs from March 2021 to March 2022. Previously, Ms. Stevens held several progressive leadership roles with EMD Serono Inc., a division of Merck KGaA focused on biopharmaceuticals, from January 2013 through March 2021, including as Acting Head of US Oncology Hub — Regulatory Affairs. Previously, Ms. Stevens was Regulatory Counsel for the U.S. Food and Drug Administration from July 2008 to December 2012. Earlier in her career, Ms. Stevens was a practicing attorney at several global law firms, achieving partnership at Kirkland & Ellis LLP. Ms. Stevens received her B.A. in Political Sciences from the University of Illinois and her J.D. from George Washington University.

Richard Marshak, VMD. Dr. Richard Marshak is our Chief Commercial Officer and has served in this role since January 2025. Dr. Marshak also served as Senior Vice President, Corporate Development, Strategy and Marketing from June 2022 to January 2025. Previously, Dr. Marshak was Managing Principal of LF Consulting, a consulting firm for biotechnology companies, from June 2013 to June 2022. Dr. Marshak also co-founded Nephraegis Therapeutics, a biotechnology company, in September 2018 and serves as its Chief Business Officer as well as board member. Previously, Dr. Marshak served as the Chief Executive Officer of Mount Tam Biotechnologies from May 2016 to October 2019. Prior to these roles, Dr. Marshak held several progressive leadership roles in Abbott Laboratories, a multinational medical devices and health care company, from 1999 to 2013, culminating as the Head of Global Strategic Pricing. Dr. Marshak has served on the board of directors of Nephraegis Therapeutics since August 2018 and Torcept Therapeutics since 2019. He previously served on the board of Mount Tam Biotechnologies from May 2016 to October 2019. Dr. Marshak received his B.A. in Psychology and VMD in Veterinary Medicine from the University of Pennsylvania, and his MBA from the University of Chicago.

Jodi Devlin. Jodi Devlin is our Chief of Clinical Operations and has served in this role since January 2025. Ms. Devlin also served as President of Commercial Operations from August 2023 to January 2025. She has more than 30 years of experience in the biotech and pharmaceutical industry. Her expertise includes prelaunch strategies, U.S. and non-U.S. launches, medical affairs, marketing, sales, reimbursement, and patient advocacy. Ms. Devlin is leading the go-to-market strategy for the therapy and technology businesses, focusing on patient advocacy, medical affairs, health economics, and commercial execution. Previously, Ms. Devlin served as CEO of AltaThera Pharmaceuticals, a specialized, hospital pharmaceutical company from May 2018 to December 2022. Ms. Devlin also spent 21 years at Abbott where she held leadership roles in pipeline planning, global launches and management of numerous commercial organizations. Ms. Devlin previously served as Chairman of the board of directors of Fitabeo Therapeutics, a private company, from December 2022 to January 2024. Before her time in the biotech industry, she worked as a hospital nurse in New York and Missouri. Ms. Devlin received her B.S. in Nursing from the University of Oklahoma and her MBA from Washington University.

Each executive officer serves at the discretion of the Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier death, resignation or removal.

EXECUTIVE COMPENSATION
For the fiscal year ended December 31, 2025, TriSalus’ named executive officers (“NEOs”) were:

1.Mary Szela, Chief Executive Officer and President;

2.David Patience, Chief Financial Officer; and

3.Richard Marshak, Chief Commercial Officer.

Summary Compensation Table
The following table sets forth information concerning the compensation of TriSalus' NEOs for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Mary Szela CEO and President	2025	$600,920	(1)	$153,120		$2,570,750	(4)	$1,482,762		$—	$15,797	(5)	$4,823,349
	2024	$601,398		$—	(7)	$1,973,051	(6)	$1,539,500		$—	$22,646	(5)	$4,136,595
David Patience Chief Financial Officer(*)	2025	$268,462		$239,188	(8)	$1,136,750		$1,721,549	(9)	$—	$77,679	(10)	$3,443,628
	2024	$—		$—		$—		$—		$—	$—		$—
Richard Marshak Chief Commercial Officer	2025	$435,329	(1)	$113,535		$399,250		$592,280		$—	$15,606	(5)	$1,556,000
	2024	$424,830		$111,000		$167,713		$646,387		$—	$15,639	(5)	$1,365,569
___________________
(*) Mr. Patience was hired as Chief Financial Officer on July 1, 2025.
(1)Includes approximately $120,000 and $43,500 of 2025 base salary amounts foregone by Ms. Szela and Mr. Marshak, respectively. These NEOs were issued restricted stock units ("RSUs") in February 2025 in lieu of such base salary amounts. See “Narrative Disclosure to Summary Compensation Table - Base Salaries” and "Narrative Disclosure to Summary Compensation Table - Salary Investment Program” below.
(2)For 2024, performance-based incentive compensation earned by our NEOs were settled in fully vested RSUs.
(3)These columns reflects the aggregate grant date fair value of the stock and option awards granted during the applicable fiscal year computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual value that will or may be realized by the NEO.
(4)This amount reflects the amount of performance-based incentive compensation earned by our named executive officers for the periods presented. Includes the aggregate grant date fair value of the 300,000 performance stock units ("PSUs") granted to Ms. Szela on November 24, 2025, based on the then-probable outcome of the applicable performance conditions, as determined under FASB ASC 718. The grant date fair value of such PSUs, assuming achievement of the maximum level of performance was $1,655,000.
(5)Reflects amounts received by the NEOs related to the 401(k) Plan match and phone allowance.
(6)This amount reflects the amount of performance-based incentive compensation earned by our named executive officers for the periods presented. Includes the aggregate grant date fair value of the 125,000 PSUs granted to Ms. Szela on February 13, 2024, based on the then-probable outcome of the applicable performance conditions, as determined under FASB ASC 718. The grant date fair value of such PSUs, assuming achievement of the maximum level of performance was approximately $1,175,000.
(7)Ms. Szela earned 50% of her eligible annual performance-based incentive compensation, but allocated the total amount to employees of the company.
(8)Mr.Patience received a signing bonus of $159,000 upon joining the company on July 1, 2025.

(9)This amount reflects the amount of performance-based incentive compensation earned by our named executive officers for the periods presented. Includes the aggregate grant date fair value of the 248,899 performance stock options granted to Mr. Patience on August 28, 2025, based on the then-probable outcome of the applicable performance conditions, as determined under FASB ASC 718. The grant date fair value of such performance stock options, assuming achievement of the maximum level of performance was $695,423.
(10)Mr. Patience received $77,679 for relocation reimbursement in 2025.

Narrative Disclosure to Summary Compensation Table
Base Salary
Our NEOs receive an annual base salary to compensate them for the services they provide to the Company. The annual base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
As of December 31, 2025, Ms. Szela, Mr. Patience, and Mr. Marshak had annual base salaries of $480,000, $550,000, and $391,500, respectively.
Salary Investment Program
In December 2024, Ms Szela and Mr. Marshak elected to forego, with respect to calendar year 2025, a portion of their base salaries that would otherwise be payable in calendar year 2025. In lieu of such base salary amount, each electing NEO was granted RSUs in February 2025, with the number of RSUs determined by dividing the aggregate amount of salary reduction by the closing price of our Common Stock (as quoted on Nasdaq) on the grant date, rounded down to the nearest whole share. For Mr. Marshak, subject to certain vesting and deferral elections, such RSUs vested as follows: 12.5% on the grant date; an additional 25% on each of May 15, August 15 and November 15, 2025, and the remaining number on February 13, 2026. For Ms. Szela, 100% of the RSUs vested on February 13, 2026. The RSUs vested on an accelerated basis reflective of the number of days of continuous service provided in calendar year 2025 in the event of certain involuntary terminations of employment or resignations for good reason. On January 1, 2026, salaries for Ms. Szela and Mr. Marshak were $625,000 and $435,000, respectively.
Annual Performance-Based Incentive Bonus Program
We develop a performance-based cash bonus program annually. Under the 2025 program, each NEO was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary and (2) the percentage attainment of 2025 corporate goals established by TriSalus’ board of directors in its sole discretion and communicated to each officer. Each NEO is assigned a maximum target performance bonus expressed as a percentage of their base salary, which for 2025 was 55% for Ms. Szela, and 50% for each of Mr. Patience and Mr. Marshak. For the fiscal year ended December 31, 2025, the TriSalus board of directors determined that each of Ms. Szela, Mr. Patience and Mr. Marshak were entitled to receive 58% of their target bonus. Mr. Patience 2025 bonus will be reduced by 50% to reflect his July 1, 2025 start date. Bonuses will be paid in cash and have not been paid as of the filing of this proxy statement.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers with our stockholders. TriSalus has historically granted both incentive stock options and non-qualified stock options to executive officers. We have used options as an incentive for long-term compensation to our executive officers because these grants allow our executive officers to realize value from this form of equity compensation only if the value of the underlying equity securities increase relative to the option’s exercise price, which exercise price is set at the fair market value of the underlying equity securities on the grant date. We also grant RSUs and PSUs to executive officers. The RSUs granted contain a time-based requirement for vesting and the PSUs granted contain a performance-based requirement for vesting. We have used this approach to align the interests of our stockholder with the interests of our executive officers, which incentivizes performance and retention while providing more tangible equity compensation compared to options. We believe that equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive employees. The Board is responsible for approving equity grants.
We currently maintain the 2023 Equity Incentive Plan (the "2023 Plan"), which has been approved by our Board and stockholders for purposes of granting equity-based incentive awards to our employees and consultants, including our NEOs. See “ 2023 Equity Incentive Plan” below for further information. Previously, we granted equity incentive awards under the 2009 Amended and Restated Equity Incentive Plan (the “2009 Plan”). The 2009 Plan was frozen upon the effectiveness of the 2023 Plan. See “2009 Equity Incentive Plan” below for further information.

Health and Welfare and Retirement Benefits
All of TriSalus’ named executive officers are eligible to participate in TriSalus’ employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of TriSalus’ other full-time employees. TriSalus pays approximately 80% of the premiums for medical, dental, vision, group term life, disability and accidental death and dismemberment insurance for all of its employees, including its named executive officers. TriSalus generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances.
401(k) Plan
TriSalus’ NEOs are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the U.S. Internal Revenue Code (the "Code"). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. The matching contributions are based on compensation at the rate of 3%, 3.5%, and 4% for an employee’s contribution of up to 3%, between 3% and 4%, and between 4% and 5%, respectively, with the match-eligible contribution being limited to 4% of the employee’s eligible compensation. In 2025, contributions made by participants, including the NEOs, to the 401(k) plan were matched by the Company up to a specified percentage of the employee’s contribution. These matching contributions are fully vested when made.

Outstanding Equity Awards at December 31, 2025
The following table presents information regarding outstanding equity awards held by TriSalus’ NEOs as of December 31, 2025. All awards granted after August 10, 2023 were granted pursuant to the 2023 Plan.

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(21)
Mary Szela	1/30/2018	177,973	—		—		$1.22	1/29/2028	—		—	—		—
	10/6/2020	17,302	—		—		$0.41	10/5/2030	—		—	—		—
	4/21/2021	101,345	—		—		$0.41	4/20/2031	—		—	—		—
	11/3/2021	216,287	—		—		$2.43	11/2/2031	—		—	—		—
	4/20/2022	37,080	18,536	(1)	—		$2.43	4/18/2032	—		—	—		—
	5/19/2023	37,720	20,689	(2)	—		$10.30	5/18/2033	—		—	—		—
	5/19/2023	—	—		—		—	—	9,193	(3)	$64,167	—		—
	8/14/2023	100,625	71,875	(4)	—		$11.51	8/13/2033	—		—	—		—
	2/13/2024	132,344	156,406	(5)	—		$9.40	2/13/2034	—		—	—		—
	2/13/2024	—	—		—		—	—	—		—	125,000	(6)	$872,500
	2/13/2024	—	—		—		—	—	63,674	(7)	$444,445	—		—
	1/27/2025	—	240,000	(8)	—		$5.30	1/27/2035	—		—	—		—
	1/27/2025	—	—		—		—	—	40,000	(9)	$279,200	—		—
	2/18/2025	—	—		—		—	—	21,089	(10)	$147,201	—		—
	11/24/2025	—	250,000	(11)	—		$5.55	11/24/2035	—		—	—		—
	11/24/2025	—	—		—		—	—	125,000	(12)	$872,500	—		—
	11/24/2025	—	—		—		—	—	—		—	300,000	(13)	$2,094,000
David Patience	8/14/2025	—	290,000	(14)	—		$3.88	8/14/2035	—		—	—		—
	8/14/2025	—	—		—		—	—	200,000	(15)	$1,396,000	—		—
	8/28/2025	—	—		248,899	(16)	$5.11	8/28/2025	—		—	—		—
	11/24/2025	—	130,000	(11)	—		$5.55	11/24/2035	—		—	—		—
	11/24/2025	—	—		—		—	—	65,000	(12)	$453,700	—		—
Richard Marshak	7/13/2022	61,796	—		—		$2.43	7/13/2032	—		—	—		—
	5/19/2023	5,417	2,974	(2)	—		$10.30	5/18/2033	—		—	—		—
	5/19/2023	—	—		—		—	—	1,032	(3)	$7,203	—		—
	8/11/2023	23,333	16,667	(4)	—		$12.00	8/11/2033	—		—	—		—
	1/24/2024	19,166	20,834	(17)	—		$9.28	1/24/2034	—		—	—		—
	2/12/2024	29,219	34,531	(5)	—		$9.50	2/12/2034	—		—	—		—
	2/12/2024	—	—		—		—	—	11,063	(7)	$77,220	—		—
	11/14/2024	11,172	30,078	(18)	—		$4.01	11/14/2034	—		—	—		—
	11/14/2024	—	—		—		—	—	5,156	(19)	$35,989	—		—
	1/27/2025	—	75,000	(8)	—		$5.30	1/27/2035	—		—	—		—
	1/27/2025	—	—		—		$—	—	12,500	(9)	$87,250	—		—
	2/18/2025	—	—		—		$—	—	955	(20)	$6,666	—		—
	11/24/2025	—	120,000	(11)	—		$5.55	11/24/2035	—		—	—		—
	11/24/2025	—	—		—		$—	—	60,000	(12)	$418,800	—		—
______________________________
(1) 1/12th of the shares subject to this option vest each month following the third anniversary of the vesting commencement date (April 20, 2022) on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.

(2) 25% of the total shares underlying the option vested on the vesting commencement date (May 19, 2023), and 1/36th of the remaining number of option shares vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.
(3) 25% of the total RSUs vest on each anniversary of the vesting commencement date (October 5, 2022), subject to the executive’s continuous service through each such date.
(4) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (August 11, 2023 for Mr. Marshak, and August 14, 2023 for Ms. Szela) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.
(5) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (February 12, 2024 for Mr. Marshak and February 13, 2024 for Ms. Szela) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive's continuous service through each such date.
(6) 100% of the total PSUs vest upon meeting the performance criteria by February 28, 2027, subject to the executive's continuous service through such achievement determination date.
(7) 25% of the total RSUs vest on each anniversary of the vesting commencement date (February 12, 2024 for Mr. Marshak and February 13, 2024 for Ms. Szela) subject to the executive's continuous service through each such date.
(8) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (January 27, 2025) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.
(9) 25% of the total RSUs vest on each anniversary of the vesting commencement date (January 27, 2025), subject to the executive’s continuous service through each such date.
(10) 100% of the total RSUs vest on February 13, 2026, subject to the executive’s continuous service through such date.
(11) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (November 24, 2025) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.
(12) 25% of the total RSUs vest on each anniversary of the vesting commencement date (November 24, 2025), subject to the executive’s continuous service through each such date.
(13) 50% of the total PSUs vest upon meeting the performance criteria by December 31, 2027. The remaining 50% shall vest on the one year anniversary of the Achievement, subject to the executive's continuous service through such Achievement determination date.
(14) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (July 1, 2025) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuous service through each such date.
(15) 25% of the total RSUs vest on each anniversary of the vesting commencement date (July 1, 2025), subject to the executive’s continuous service through each such date.
(16) 100% of the total shares underlying this option will vest upon meeting the performance criteria by December 31, 2027, subject to the executive's continuous service through such achievement determination date.
(17) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (January 24, 2024) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting vesting commencement date, subject to the executives continuing service through each such date.
(18) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (November 14, 2024) and 1/36th of the remaining number of option shares shall vest each month thereafter on the same day of the month as the vesting vesting commencement date, subject to the executives continuing service through each such date.
(19) 25% of the total RSUs vest on each anniversary of the vesting commencement date (November 14, 2024), subject to the executive’s continuous service through each such date.

(20) 12.5% of the total RSUs vested on the date of grant (February 18, 2025), 25% of the RSUs vested on each of May 15, August 15, and November 14, 2025, and the remaining RSUs shall vest on February 13, 2026, subject to the executive’s continuing service through each such date.
(21) The amount is calculated using a value of $6.98 per share, which was the closing price of our common stock on Nasdaq on December 31, 2025, the last trading day of our 2025 fiscal year.

Employment Arrangements with Executive Officers
Employment Arrangements
Each of TriSalus’ NEOs is an at-will employee. TriSalus entered into amended and restated executive employment agreements with each of its NEOs, which are summarized below.
Mary Szela
In November 2022, TriSalus entered into an amended and restated executive employment agreement with Ms. Szela. Pursuant to the amended and restated executive employment agreement, Ms. Szela’s annual base salary was $466,875 and she was eligible to receive an annual performance bonus of a target amount equal up to 50% of her base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the Board. For 2025, the Board approved an increase of Ms. Szela’s annual base salary to $600,000 and a revised target bonus of 55% of her base salary. Ms. Szela is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees.
Ms. Szela is entitled to certain severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”
David Patience
In July 2025, TriSalus entered into an executive employment agreement with Mr. Patience. Pursuant to the executive employment agreement, Mr. Patience received an annual base salary of $450,000 and is eligible to receive an annual performance bonus of a target amount equal to up to 50% of his base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the Board. In August 2025, the Compensation Committee approved an increase in Mr. Patience’s annual base salary to $550,000. Mr. Patience is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees. Mr. Patience is entitled to certain severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”
Richard Marshak
In January 2025, TriSalus entered into an amended and restated executive employment agreement with Dr. Marshak. Pursuant to the amended and restated executive employment agreement, Dr. Marshak received an annual base salary of $435,000 and is eligible to receive an annual performance bonus of a target amount equal to up to 50% of his base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the Board. Dr. Marshak is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees.
Dr. Marshak is entitled to certain severance benefits as described below in “Potential Payments Upon Termination or Change in Control.”
Potential Payments Upon Termination or Change in Control
Each of Ms. Szela, Mr. Patience and Dr. Marshak is entitled to any accrued obligations, which include accrued but unpaid salary through the date of termination, unreimbursed expenses, and benefits owed to such executive officer under retirement or health plans in which such executive officer was a participant (“Accrued Benefits”), in the event of any termination of their employment. In addition, each NEO is eligible to receive the following severance benefits under their employment agreements if their employment is terminated by TriSalus pursuant to a “Discharge Without Cause” (as such term is defined in each of their respective employment agreements) or if individual experiences a “Resignation For Good Reason” (as such term is defined in each of their respective employment agreements), and provided such NEO timely executes and does not revoke a release of claims in TriSalus’ favor: (a) continuing payments of the NEO’s then-current annual base salary for 12 months for Ms. Szela and six months for Mr. Patience and Dr. Marshak, and (b) if Ms. Szela’s, Mr. Patience's or Dr. Marshak's “Discharge Without Cause” occurs in the fourth calendar quarter of a year and the Company achieves it financial objectives on which such executive’s bonus for that year is based, such executive would also be entitled to a pro rata annual bonus for such year.

Further, if Ms. Szela, Mr. Patience, or Dr. Marshak experiences a “Discharge Without Cause” or if the NEO experiences a “Resignation For Good Reason” within the one-year period following a “Change in Control” (as such term is defined in each of their respective employment agreements) and provided each NEO timely executes and does not revoke a release of claims in TriSalus’ favor, each NEO will instead be entitled to a lump sum payment equal to: (a) 12 months of their annual base salary, (b) their annual bonus for the year of termination, assuming performance was met at the “target” level, (c) the cost of one year of continued medical, dental and vision benefits at the same level as if the executive remained actively employed by TriSalus, and (d) full vesting of all outstanding stock options and other equity incentives that are subject to vesting over time and based on length of service with TriSalus.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Non-Employee Director Compensation
Our Board has adopted a Non-Employee Director Compensation Policy, which establishes cash and equity-based compensation designed to align compensation with TriSalus' business objectives and stockholder value, while enabling TriSalus to attract, retain, incentivize and reward directors who contribute to the success of the company. Our Board reviews director compensation periodically to ensure that it remains competitive such that we are able to recruit and retain qualified directors.
The following table sets forth information concerning the compensation of TriSalus’ directors for fiscal year 2025. Ms. Szela, our Chief Executive Officer, did not receive additional compensation for her service as a director in fiscal year 2025, and therefore is not included in the Director Compensation table below. All compensation paid to Ms. Szela is reported above in the “Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)		Option Awards ($)(1)(2)	Total ($)
Mats Wahlström	$95,000	$—		$43,749	$138,749
Kerry Hicks	$72,500	$—		$43,749	$116,249
Gary Gordon	$63,125	$—		$156,960	$220,085
David J. Matlin	$35,000	$49,999	(3)	$43,749	$128,748
William Valle	$83,750	$—		$156,960	$240,710
Arjun Desai(4)	$83,750	$—		$43,749	$127,499
Liselotte Hyveled(5)	$4,409	$49,999	(3)	$—	$54,408
Sean Murphy(6)	$—	$74,999	(3)	$43,749	$118,748
Andrew von Eschenbach(7)	$37,170	$—		$—	$37,170
George Kelly Martin(8)	$23,984	$—		$—	$23,984
_______________________
(1)These columns reflects the aggregate grant date fair value of the stock and option awards granted during the applicable fiscal year computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 14 to our consolidated audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by the director.
(2)As of December 31, 2025, our non-employee directors held the following number of outstanding options to purchase shares of our common stock: Mr. Wahlström, 200,945; Mr. Hicks, 89,222; Dr. Gordon and Mr. Valle, 56,250 each, Mr. Matlin and Dr. Desai, 65,000 each; Ms. Hyveled, 26,667; Mr. Murphy, 554,681; Mr. von Eschenbach, 50,000; and Mr. Martin, 38,334; and none of the foregoing held outstanding stock awards (RSUs).
(3)Represents the grant date fair value of RSUs awarded in lieu of cash compensation for board service retainer fees, as elected by the non-employee director.
(4)Dr. Desai resigned from our Board effective February 3, 2026.
(5)Ms. Hyveled resigned from our Board effective April 16, 2025.
(6)Mr. Murphy resigned from our Board effective September 30, 2025, and previously served as an executive officer of the Company. The compensation presented consists only of compensation for his service as a non-employee director.
(7)Mr. von Eschenbach did not stand for re-election at our 2025 annual meeting of stockholders.
(8)Mr. Martin resigned from our Board effective April 20, 2025.
In connection with the departure of Mr. Murphy from our Board, the Compensation Committee approved accelerated vesting of all of his unvested options and RSUs as well as an extension of the post-termination exercise period applicable to his outstanding options until August 1, 2027.

Non-Employee Director Compensation Policy
Our Board reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. Our Board has adopted a non-employee director compensation policy that is applicable to each member of our Board who is not also serving as an employee or consultant. Our Compensation Committee reviews non-employee director compensation levels annually and submits recommendations with respect to any changes in non-employee director compensation levels to our Board. Our Non-Employee Director Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.
Cash Compensation
We pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairperson of the Board, and the chairperson of each committee, also receive additional retainers for such services. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee.
For calendar year 2025, the retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows:
•$50,000 per year for service as a Board member;
•$30,000 per year for service as chairperson of the Board, in addition to the annual service retainer above;
•$25,000 per year for service as chairperson of the Science and Technology Committee;
•$20,000 per year for service as chairperson of the Audit Committee;
•$15,000 per year for service as chairperson of the Compensation Committee;
•$15,000 per year for service as chairperson of the Nominating & Governance Committee; and
•$7,500 per year for service as a non-chairperson member for any committee described above.
In February 2025, the Compensation Committee amended our Non-Employee Director Policy to provide cash retainers of $20,000 and $7,500 for service as chairperson and a member of the Finance Strategy Committee, respectively. The Finance Strategy Committee was dissolved in 2025. In January 2026, the Compensation Committee increased the retainer for the chairperson of the Board to $50,000 per year for service, and increased the Audit Committee non-chairperson member retainer to $10,000 per year for service.
Equity Compensation
The policy in effect with respect to calendar year 2025 provided that each non-employee director who is first elected or appointed to the Board, on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter), the director will automatically receive an option to purchase 35,000 shares of our common stock (an “Initial Option”). The shares subject to the Initial Option will vest in three equal annual installments from the grant date, subject to the non-employee director’s continuous service through each vesting date.
In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee director received an option to purchase 15,000 shares of our common stock (an “Annual Option” and, together with the Initial Option, the “Options”). The shares subject to each Annual Option will vest in full on the earlier of the first anniversary of the grant date or the date of our next annual stockholder meeting, subject to the director’s continued service as a director. The exercise price per share of Options granted under the policy will equal the fair market value of our common stock on the date of grant.
In addition, each director who is first elected or appointed to the Board other than at an annual stockholder meeting will be automatically, and without further action by the Board or Compensation Committee, granted an Annual Option, prorated for the number of months remaining until the next annual stockholder meeting.

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All Options granted under the policy will also vest in full upon the occurrence of a change in control prior to the termination of the director’s continuous service.
Equity In Lieu of Cash Election
Effective beginning with calendar year 2025, each non-employee director may elect to receive his or her annual Board service retainer (including the additional annual retained paid to the chairperson of the Board) as an award of RSUs (the “Retainer Grant”) in lieu of all (but not less than all) such cash fees. Subject to a director timely making a Retainer Grant election, then, without any further action by the Board or the Compensation Committee, the Retainer Grant will be made as soon as reasonably practicable after the commencement of the next following calendar year. Retainer Grants will vest in substantially equal quarterly installments following the date of grant, subject to the Director’s service through each such vesting date. Upon a Director’s termination of service, a proportional amount of any unvested Retainer Grant will vest on an accelerated basis to reflect the number of days of service completed during such calendar year. Settlement of such Retainer Grants may be deferred subject to compliance with Section 409A of the U.S. Internal Revenue Code. The number of shares subject to a Retainer Grant shall be determined by dividing the aggregate dollar value of the applicable eligible fees converted by the closing price of the Company’s Common Stock (as quoted on the Nasdaq Stock Market) on the grant date of such Retainer Grant, rounded down to the nearest whole share.
Notwithstanding the foregoing, any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.
TriSalus will reimburse directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the director timely submit to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy.

Equity Incentive Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Equity-based compensation is an important element of our compensation arrangements for both executive officers and directors.
Below is a description of the 2009 Amended and Restated Equity Incentive Plan (the "2009 Plan"), the 2023 Equity Incentive Plan (the "2023 Plan") and the Employee Stock Purchase Plan ("ESPP").
2009 Amended and Restated Equity Incentive Plan
Prior to the Company's merger with MedTech Acquisition Corporation ("MTAC") and MTAC Merger Sub, Inc. on August 10, 2023 (the "Business Combination"), we granted equity incentive awards under the 2009 Plan, an amendment of which was last adopted by the TriSalus Board on July 13, 2022 and last approved by the stockholders of TriSalus on July 19, 2022. The 2009 Plan provided for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQs”), restricted stock awards, restricted stock units ("RSU"s), and stock appreciation rights. The 2009 Plan has not been used following the Business Combination. However, any awards granted under the 2009 Plan remain subject to the terms of the 2009 Plan and the applicable award agreement. As of December 31, 2025, the outstanding option awards under the 2009 Plan total 1,152,640 as described in the table under “Equity Compensation Plan Information” below.
2023 Equity Incentive Plan
On August 10, 2023, the Company’s board of directors adopted the TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) initially reserving 5,585,008 shares of the Company’s common stock for issuance thereunder. The 2023 Plan became effective on August 8, 2023 upon approval of the 2023 Plan by the Company’s stockholders. Pursuant to the 2023 Plan, the Company can grant the following awards: (i) incentive stock options; (ii) non-qualified stock options; (iii) SARs; (iv) restricted stock awards; (v) RSU awards; (vi) performance awards; and (vii) other awards. As of December 31, 2025, the outstanding option awards under the 2023 Plan total 6,254,024 as described in the table under “Outstanding Equity Awards at December 31, 2025” below.
ESPP
The following summary describes the material terms of our ESPP, which was adopted by the TriSalus Board in August 2023 and subsequently approved by our stockholders. The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of Common Stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The ESPP includes two components: a 423 Component and a Non-423 Component. We intend that the share purchase rights under the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The share purchase rights under the Non-423 Component will not qualify as options that are subject to Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Share Reserve. The initial number of shares of Common Stock reserved for issuance under the ESPP was 1,396,252 shares of Common Stock. This number is referred to herein as the “Initial Share Reserve”, subject to adjustment for specified changes in our capitalization. The number of shares of Common Stock reserved for issuance under the ESPP will automatically increase on January 1 of each year for a period of up to ten years, beginning on January 1, 2024, and continuing through and including January 1, 2033, by an amount equal to the lesser of (x) two percent (2%) of the total number of shares of the fully diluted Common Stock determined on December 31 of the preceding year, and (y) 200% of the Initial Share Reserve. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares. Shares issuable under the ESPP may be shares of authorized but unissued or reacquired Common Stock, including shares purchased by us on the open market. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration. Our Board, or a duly authorized committee thereof, administers the ESPP.

Eligibility. Our employees and the employees of any of our designated affiliates, are eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees.
An employee may not be granted rights to purchase stock under the 423 Component of the ESPP (a) if such employee immediately after the grant would own stock (including stock issuable upon exercise of all such employee’s purchase rights) possessing 5% or more of the total combined voting power or value of all classes of Common Stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Common Stock for each calendar year that the rights remain outstanding. The Board may approve different eligibility rules for the Non-423 Component.
Offerings. The 423 Component of the ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings under the 423 Component with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. For the Non-423 Component, the administrator may specify offerings, and purchase periods within each offering, as determined by the administrator. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the other terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of Common Stock on any purchase date during the offering period is less than or equal to the fair market value of a share of Common Stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions. The ESPP permits participants to purchase shares of Common Stock through payroll deductions, subject to such limitations as the administrator specifies. The administrator may limit a participant’s payroll deductions to a certain percentage or amount of pay, or by limiting the number of shares that may be purchased during the offering.
Purchase Price. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lesser of the fair market value of Common Stock on the first day of an offering or on the applicable date of purchase.
Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, we will distribute to the employee such employee’s accumulated but unused contributions without interest (unless otherwise required by law), and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant such participant’s accumulated but unused contributions, without interest (unless otherwise required by law).
Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination. The Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by our Board in accordance with the terms of the ESPP.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2009 Plan(1)	1,152,640	$2.85	—
2023 Plan(2)	6,254,024	$6.51	1,901,532
2023 ESPP(3)	—	N/A	3,112,549
Equity compensation plans not approved by security holders(4)	—		—
Total	7,406,664		5,014,081
(1)Upon adoption of our 2023 Plan, we restricted future grants from our 2009 Plan. Shares of our common stock reserved for issuance under the 2009 Plan that are repurchased, forfeited, expired, or cancelled do not increase the number of shares of our common stock reserved for issuance under the 2023 Plan and are returned to our authorized but unallocated shares of common stock.
(2)Under the terms of our 2023 Plan, the number of shares of our common stock reserved for issuance under our 2023 Plan will automatically increase on January 1 of each year through January 1, 2033, by a number of shares equal to (i) 5% of the total number of shares of our fully diluted common stock outstanding on December 31 of the preceding calendar year, or (ii) a lesser amount determined by our Board.
(3)Under the terms of our 2023 Employee Stock Purchase Plan (our “ESPP”), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2033, by a number of shares equal to the lesser of (i) 2% of the total number of shares of our fully diluted common stock outstanding on December 31 of the preceding calendar year; (ii) 2,792,503 shares; or (iii) a lesser amount determined by our Board.
(4)As of December 31, 2025, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock, as applicable, as of March 20, 2026 (the “Ownership Date”) by:
•each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock as of the Ownership Date;
•each of our current executive officers and directors; and
•all of our current executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13D and 13G filed with the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days of the Ownership Date and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. The beneficial ownership of shares of our Common Stock is based on 61,414,355 shares of Common Stock outstanding as of the Ownership Date. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Number of Shares
Beneficial Owner	Number of Shares Beneficially Owned	Approximate % of Outstanding Common Stock
Named Executive Officers and Directors (1)
Mary Szela(2)	1,362,234	2.2%
David Patience(3)	3,657	*
Bryan Cox(4)	200,695	*
Jennifer Stevens(5)	195,199	*
Richard Marshak(6)	235,559	*
Jodi Devlin(7)	239,630	*
Mats Wahlström(8)	2,999,075	4.9%
Kerry Hicks(9)	2,351,446	3.8%
Gary Gordon(10)	27,673	*
David J. Matlin(11)	2,550,796	4.1%
William Valle(12)	48,404	*
Michael P. Stansky(13)	1,814,330	2.9%
All executive officers and directors as a group (12 individuals)(14)	10,658,670	16.3%
Five Percent or More Stockholders
Frankenius Equity AB(15)	6,989,748	11.4%
Utmost Group PLC(15)	3,385,235	5.5%
____________________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o TriSalus Life Sciences, Inc., 6272 W. 91st Avenue, Westminster, Colorado 80031. We have omitted shares held or exercisable by Arjun Desai, our former director who resigned from our Board in February 2026.
(2)Consists of (i) 393,891 shares of Common Stock held by Ms. Szela and (ii) 968,343 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.

(3)Consists of 3,657 shares of Common Stock held by Mr. Patience.
(4)Consists of (i) 106,726 shares of Common Stock held by Mr. Cox and (ii) 93,969 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(5)Consists of (i) 57,735 shares of Common Stock held by Ms. Stevens and (ii) 137,464 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(6)Consists of (i) 40,987 shares held by Mr. Marshak and (ii) 194,572 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date and RSUs that are scheduled to vest within 60 days of the Ownership Date.
(7)Consists of (i) 30,646 shares of Common Stock held by Ms. Devlin and (ii) 208,984 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(8)Consists of (i) 15,727 shares of Common Stock held directly by Mr. Wahlström, (ii) 1,444,447 shares of Common Stock held by Leonard Capital, LLC, (iii) 1,370,028 shares of Common Stock held by HW Investment Partners, LLC, and (iv) 168,873 shares of Common Stock subject to options held by Mr. Wahlström that are exercisable within 60 days of the Ownership Date. Mr. Wahlström has sole voting and investment discretion with respect to the shares held directly by Leonard Capital, LLC and shared voting and investment discretion with respect to the shares held by HW Investment Partners, LLC and may be deemed to have beneficial ownership of the shares held by each of them. This information is based on the Schedule 13D/A filed with the SEC on August 1, 2025.
(9)Consists of (i) 514,589 shares of Common Stock held directly by Mr. Hicks, (ii) 1,370,028 shares of Common Stock held by HW Investment Partners, LLC, (iii) 81,845 shares of Common Stock held by the Millennium Trust Company, LLC for which Mr. Hicks acts as custodian, (iv) 322,737 shares of Common Stock held by The Kerry Raymond Hicks Dynasty Trust, for which Mr. Hicks serves as trustee, and (v) 62,247 shares of Common Stock subject to options held by Mr. Hicks that are exercisable within 60 days of the Ownership Date. Mr. Hicks has shared voting and investment discretion with respect to the shares held of record by HW Investment Partners, LLC and may be deemed to have beneficial ownership of the shares held by each of them. This information is based on the Schedule 13D/A filed with the SEC on August 1, 2025.
(10)Consists of (i) 9,756 shares of Common Stock held by Mr. Gordon and (ii) 17,917 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(11)Consists of (i) 1,271,944 shares Common Stock held directly by Mr. Matlin, (ii) 1,240,518 shares of Common Stock underlying warrants, and (iii) 38,334 shares of Common Stock subject to options held by Mr. Matlin that are exercisable within 60 days of the Ownership Date.
(12)Consists of (i) 30,487 shares of Common Stock held by Mr. Valle and (ii) 17,917 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(13)Consists of (i) 787,132 shares Common Stock held directly by Mr. Stansky, (ii) 199,698 shares of Common Stock held by Skyview Investments LLC, and (iii) 827,500 shares of Common Stock underlying warrants. Mr. Stansky serves as managing member of Skyview Investments LLC, has voting and investment discretion with respect to the shares held directly by Skyview Investments LLC, and in such capacity may be deemed to have beneficial ownership of the shares held by Skyview Investments LLC.
(14)Consists of (i) the shares listed in notes (2) through (13) above, and (ii) the deduction of 1,370,028 shares of Common Stock due to Mr. Wahlström and Mr. Hicks both reporting the Common Stock held HW Investment Partners, LLC.
(15)Consists of 6,989,748 shares of Common Stock held by Frankenius Equity AB (“Frankenius Equity”). Frankenius Equity’s principal place of business is Box 984, 501 10 Boras, Sweden. Paul Frankenius has sole voting and investment discretion with respect to the shares held of record by Frankenius Equity and may be deemed to have beneficial ownership of the shares held by Frankenius Equity. For the common stock holdings, information is based upon a Schedule 13D/A filed by Frankenius Equity with the SEC on August 4, 2025.
(16)Consists of (i) 3,385,235 shares of Common Stock held directly by Utmost Group PLC. Utmost Group PLC's principal place of business is Saddlers' House 5th Floor, 44 Gutter Lane, London, United Kingdom, EC2V 6BR.For the common stock holdings, information is based upon a Scheduled 13G filed by Utmost Group PLC on November 3, 2025.

DELINQUENT SECTION 16(A) REPORTS
To the Company’s knowledge, based solely on review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2025, except (i) Mr. Matlin, Dr. Gordon, Mr. Murphy, Mr. Wahlström, Dr. Desai, Mr. Hicks, and Mr. Valle each filed a Form 4 on June 27, 2025, which was eleven business days following the grant issued on the date of the 2025 annual meeting of the stockholders, and (ii) Ms. Szela filed a Form 4 on November 25, 2025 which included additional shares beneficially owned by Ms. Szela as of February 13, 2024 that were inadvertently omitted from previous Form 4 filings.
IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million, and our annual revenue was less than $100.0 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” will be considered a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including the Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with an entity holding more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Company’s audit committee (or, where review by the Company’s audit committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•The risks, costs, and benefits to the Company;
•The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•The terms of the transaction;
•The availability of other sources for comparable services or products; and
•The terms available to or from, as the case may be, unrelated third parties.
The Company’s Audit Committee will approve only those transactions that it determines are fair and in the Company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Certain Related Person Transactions
Other than the compensation arrangements for TriSalus’ directors and executive officers, which are described in the section entitled “Executive Compensation”, below is a description of transactions since January 1, 2024, to which TriSalus was a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•any of TriSalus’ directors, executive officers or holders of more than 5% of TriSalus’ capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Compensation Arrangements and Stock Option Grants for Executive Officers and Directors
TriSalus has employment arrangements with its NEOs that, among other things, provide for certain change in control benefits, as well as severance benefits. For a description of these agreements, see “Executive Compensation.”
TriSalus has granted stock options and RSUs to its executive officers and stock options to certain of its directors. For a description of these equity awards, see “Executive Compensation — Employment Arrangements with Executive Officers” and “Executive Compensation — Outstanding Equity Awards at December 31, 2025.”

Offer & Consent Solicitation of Exchange Warrants
In May 2024, we commenced (i) an offer (the “Offer”) to each holder of each class of warrants (other than the warrant held by OrbiMed) to receive 0.3 shares of Common Stock in exchange for every outstanding warrant (the “Exchange Warrants”) tendered by the holder and (ii) the solicitation of consent (the “Consent Solicitation”) from holders of the Exchange Warrants to amend the Warrant Agreement, dated as of December 17, 2020 (the “Warrant Agreement” and such amendment, the “Warrant Amendment”), by and between the Company and Continental Stock Transfer & Trust Company, which governs all of the Exchange Warrants. The Offer and Consent Solicitation expired on June 25, 2024. Dr. Desai, a member of the Board at the time of the Offer, exchanged 246,667 Exchange Warrants for 74,000 shares of Common Stock. The aggregate value of the shares of Common Stock issued in exchange for the Exchange Warrants based on the closing price on the date of issuance was approximately $408,480. Dr. Desai resigned from our Board effective February 3, 2026.
Private Placement Financing
In December 2024, we entered into a security purchase agreement (the "December 2024 Purchase Agreement") with the Selling Stockholders, pursuant to which we sold and issued an aggregate of 251,885 shares of Common Stock. Each share of Common Stock was sold at a price of $3.97 per share, which was the closing price of a share of Common Stock as reflected on the Nasdaq Global Market on December 12, 2024. The total purchase price paid by the Selling Stockholders was approximately $1.0 million. The list below sets forth the number of shares purchased by related parties pursuant to the December 2024 Purchase Agreement.
•Frankenius Equity AB, a holder of greater than 5% of TriSalus capital stock, purchased 62,972 shares of Common Stock.
•Mr. Dewey, a holder of greater than 5% of TriSalus capital stock as of the purchase date, purchased 50,377 shares of Common Stock.
•Mr. Wahlström, the Chairman of our Board, purchased 25,188 shares of Common Stock.
Securities Purchase Agreement
On April 30, 2025, we entered into a securities purchase agreement (the "April 2025 Purchase Agreement") with certain institutional and accredited investors named therein (the "Purchasers") pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement an aggregate of 5,500,000 shares of the Company’s Common Stock, at a purchase price of $4.00 per share. The total purchase price paid by the Purchasers was approximately $22.0 million. The list below sets forth the number of shares purchased by related parties pursuant to the April 2025 Purchase Agreement.
•Mr. Pallotta, a holder of greater than 5% of TriSalus capital stock as of the purchase date, purchased 200,000 shares of Common Stock.
•Mr. Dewey, a holder of greater than 5% of TriSalus capital stock as of the purchase date, purchased 62,500 shares of Common Stock.
PAY VERSUS PERFORMANCE
The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our named executive officers and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or "PEO" and our other named executive officers are referred to as our "Non-PEO NEOs":

Fiscal Year	Summary Compensation Table Total for PEO(1,2)	Compensation Actually Paid to PEO(1,3)	Average Summary Compensation Table Total for Non-PEO NEOs(1,2)	Average Compensation Actually Paid to Non-PEO NEOs(1,3)	Total Shareholder Return(4)	Net Loss ($ in thousands)(5)
2025	$4,823,349	$6,893,828	$2,499,814	$3,750,363	$83	$(39,227)
2024	$4,136,595	$1,517,121	$1,848,137	$873,407	$59	$(30,045)
_______________________

(1)NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Mary Szela	David Patience, Richard Marshak
2024	Mary Szela	Sean Murphy, Jodi Devlin
(2)Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table ("SCT") in the Company's proxy statements for fiscal years 2025 and 2024, respectively.
(3)Compensation Actually Paid ("CAP") has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year-end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the SCT:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	2025	2024
Summary Compensation Table Total	$4,823,349	$4,136,595
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(4,053,512)	$(3,512,551)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$5,454,126	$1,867,284
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$645,019	$(730,903)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$—	$—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$24,846	$(243,304)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$—	$—
Compensation Actually Paid	$6,893,828	$1,517,121

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	2025	2024
Summary Compensation Table Total	$2,499,814	$1,848,137
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(1,924,915)	$(1,140,425)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$3,046,179	$601,640
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$70,207	$(306,459)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$54,719	$—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$4,359	$(129,486)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$—	$—
Compensation Actually Paid	$3,750,363	$873,407
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant date fair value for accounting purposes.
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between October 6, 2020 and November 24, 2025 used an estimated term between 0.5 years and 9.1 years in 2024, and an expected term between 0.5 years and 9.0 years in 2025, as compared to an estimated term of 6.25 years used to calculate the grant date fair value of such awards, and (ii) (a) the PSU granted in 2024 assumed an expected payout at target for 2024 and 2025 valuations, and (b) the PSU granted in 2025 assumed an expected payout at target for 2025 valuations, in each case as compared to the grant date fair value calculations which assumed a payout at target.

(4)Total Shareholder Return ("TSR") represents the cumulative return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of fiscal year 2023 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)The dollar amounts reported represents the net income (loss) reflected in the Company's consolidated audited financial statements for the applicable year.
Relationship Between CAP vs. Cumulative TSR of the Company
The following chart illustrates the relationship between CAP for our PEO and the average CAP of our Non-PEO NEOs against our TSR:
Relationship between CAP vs. Net Income (Loss)
The following chart illustrates the relationship between CAP for our PEO and the average CAP of our Non-PEO NEOs against our net income (loss):

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate people for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals and nomination meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals or nomination must be submitted in writing to the Secretary at the principal executive officers of the Company no later than December 31, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our Bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the date the definitive proxy was first sent to stockholders in connection with the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than November 30, 2026, and no later than December 30, 2026. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders, or if later than the 90th day prior to such annual meeting the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.
Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 6272 W. 91st Ave., Westminster, CO 80031.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://trisaluslifesci.com/ and click on “Investors” under “Financials” under the “SEC Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting TriSalus Life Sciences, Inc. by mail at 6272 W. 91st Ave., Westminster, CO 80031, by telephone at (888) 321-5212, or by email at investor.relations@trisaluslifesci.com.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors

/s/ Mats Wahlström
Mats Wahlström
Chairman of the Board
Westminster, CO
March 30, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TLSI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88874-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TRISALUS LIFE SCIENCES, INC.

The Board of Directors recommends you vote FOR each of the nominees for director, FOR Proposal 2, 3 years on Proposal 3 and FOR Proposal 4.

Nominees:	For	Withhold
1a. Mary Szela	☐	☐
1b. Gary Gordon	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V88875-TBD

TRISALUS LIFE SCIENCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2026 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Mary Szela and David Patience, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of TRISALUS LIFE SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am Eastern Time on May 14, 2026, virtually at www.virtualshareholdermeeting.com/TLSI2026, and any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given. If the undersigned holds any voting capital stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side